UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2020

HEALTHCARE SOLUTIONS MANAGEMENT GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-147367	38-3767357
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

387 Corona St., Suite 555, Denver, CO 80218

(Address of principal executive offices)

(720) 442-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 25, 2020, Healthcare Solutions Management Group, Inc., a Delaware corporation and successor in interest to Verity Delaware Inc., a Delaware corporation which was previously a Nevada corporation named Verity Corp. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to the Merger Agreement (the “Merger Agreement”) by and between the Company, Verity Merger Corp., a wholly owned subsidiary of the Company (the “Merger Sub”), and Healthcare Solutions Holdings, Inc. (“HSH”) dated June 14, 2019.

Pursuant to the terms of the Merger Agreement, the parties agreed that Merger Sub would merge with and into HSH, with HSH being the surviving entity (the “Merger”). Pursuant to the Amendment, the date provided to consummate the Merger Agreement was extended from July 30, 2019, to September 30, 2020. The purpose of the extension is to provide the parties with additional time to complete the Merger and the other transactions as set forth in the Merger Agreement.

Further, pursuant to the Amendment, the Company and HSH agreed to reasonably cooperate to terminate the engagement of the Company’s prior registered agent in Nevada, with the costs related thereto to be paid by HSH. Further, pursuant to the Amendment, the Company agreed to issue shares of the Company’s common stock as required by the Merger Agreement, with the shares to be issued in book entry by the Company’s transfer agent, within 10 days of August 25, 2020.

Further, pursuant to the Amendment, HSH agreed to pay the costs and expenses of the Company resulting from the Company’s engagement of professional service providers, including, but not limited to, those of the transfer agent, legal counsel and auditors, until the earlier of the closing of the Merger or the termination of the Merger Agreement.

Further, pursuant to the Amendment, the parties acknowledged that the Company and HSH are represented by the same legal counsel and that counsel has advised each of the parties to retain separate counsel to review the terms of the Merger Agreement and the Amendment, and that each party waived such right and waived any related conflicts of interests and confirmed that the parties have previously negotiated the material terms of the Merger Agreement and the Amendment. Further, pursuant to the Amendment, the prior notice person for the Company was removed.

Other than the foregoing, no other material changes were made to the Merger Agreement in the Amendment.

The foregoing description of the Amendment and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the actual Amendment, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On August 27, 2020, the Company issued 38,199,918 shares each of its common stock to three parties, totaling 114,599,754 shares of common stock in the aggregate, in accordance with the Amendment and the Merger Agreement as consideration for the services provided to the Company by its receiver.

The above issuances of shares of common stock were issued in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended and the provisions of Regulation D promulgated thereunder.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

The following exhibits are filed with this report:

Exhibit No.	Description

2.1*	Amendment dated August 25, 2020, to Merger Agreement dated June 14, 2019, by and among Healthcare Solutions Management Group, Inc., Verity Merger Corp. and Healthcare Solutions Holdings, Inc.

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthcare Solutions Management Group, Inc.

Date: August 28, 2020	/s/ Robert Stevens
Robert Stevens
Receiver

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